

(WMC)
Lynde L. Cameron
(LLC)
Cameron Associates, Inc.
50% WMC; 50% LLC – OK
Sole General Partner
73-1533495
Cameron Enterprises A Limited Partnership
(CELP) – OK
73-1267299
American Fidelity Pension Administrator, Inc.
American Fidelity Corporation
91% - NV
73-0966302
100% - OK
73-1267299
AF Professional Employment Group, LLC
Apple Creek Apartments, Inc.
100% - OK
AF Apartments, Inc.
100% - OK
American Fidelity Community Services, Inc.
American Fidelity General Agency, Inc.
100% - OK
American Fidelity Assurance Company (Insurance Company)
NAIC 60410
American Public Life Insurance Company (Insurance Company)
100% - OK
Market Place Realty Corp.
100% - OK
Health Services Administration, LLC
100% - OK
American Fidelity International Holdings, Inc.
100% - OK
Vintage Oakville Cove, LLC
100% - CA
American Fidelity Offshore Investments, Ltd.
100% - Bermuda
American Fidelity Securities, Inc.
100% - OK
First Financial Securities of America, Inc.
100% - TX
Hawaii Development, LLC
100% - OK
American Fidelity
100% - Bermuda
Mari El Development Corp. Limited
30% - Cyprus
American Fidelity (China), Ltd.
100% - Bermuda
American Fidelity (Cyprus), Ltd.
100% -Cyprus
Cameron International Ltd. (CIL)
35% - Malaysia
Cameron Holdings (Thailand) Ltd. - (CHL)
100% - Thailand
Cameron Asia Reinsurance Brokers Ltd.
100% - Malaysia
Trafalgar International Ltd.
65% CIL
35% CH Thailand
American Fidelity Property Company
100% - OK
Oklahoma Winery Partners, LLC
100% - OK
Lancet Entertainment, LLC
100% - OK
ASC Holdings, LLC
100% - OK
American Fidelity Administrative Services, LLC
100% - OK
100% - OK
Virgo Capital Partners OKC LLC
49% - OK
Digitouch Innovations, LLC
35% - OK
Broadway Tech, LLC
100% - OK
American Fidelity Property Services, LLC
100% - OK
Asset Services Co. LLC
100% - OK
Oklahoma Data Services, LLC
100% - OK
HR Investment Properties, LLC
100% - OK
Lancet Investment Properties, LLC
100% - OK
100% - OK

[1] Limited Partners are: CBC 1900 Trusts, INC 1900 Trusts, ICC 1900 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B [2] William M. Cameron Revocable Trust, WMC 2004 Family Trusts, WMC Children Minors Trusts, Lynda L. Cameron Revocable Trust, LLC 2003 Family Trusts

[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.

[3] Lynde L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include one of the following: LLC or LC.